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                                                                      EXHIBIT 12

CALCULATION OF EARNINGS TO FIXED CHARGES

                                                  3 MOS ENDED      12 MOS ENDED       3 MOS ENDED      12 MOS ENDED
                                                 Mar 31, 2004      Dec. 31, 2003      Mar 31, 2003     Dec. 31, 2002
                                                ---------------   ---------------   ---------------   ---------------
COMPUTATION OF EARNINGS:

PRETAX INCOME FROM CONTINUING OPERATIONS        $    19,483,501   $    72,754,373   $     9,713,473   $    66,286,529
CAPITALIZED INTEREST                                     35,416           199,410           108,248           432,992
                                                ---------------   ---------------   ---------------   ---------------

TOTAL EARNINGS                                       19,518,917        72,953,783         9,821,721        66,719,521

COMPUTATION OF FIXED CHARGES:

INTEREST EXPENSE                                     11,971,846        51,852,977        13,295,608        55,428,317
CAPITALIZED INTEREST                                     72,832           233,582                 0                 0
AMORTIZATION OF DEBT ISSUE COST                         589,986         2,310,372           583,620         2,364,680
INTEREST FACTOR ON RENT EXPENSE                       9,228,625        36,231,505         8,699,767        34,955,902
                                                ---------------   ---------------   ---------------   ---------------

TOTAL FIXED CHARGES                                  21,863,289        90,628,436        22,578,995        92,748,899

TOTAL EARNINGS AND FIXED CHARGES                     41,382,206       163,582,219        32,400,716       159,468,420
                                                ---------------   ---------------   ---------------   ---------------

RATIO OF EARNINGS TO FIXED CHARGES                         1.89              1.80              1.43              1.72
                                                ===============   ===============   ===============   ===============


                                                 12 MOS ENDED       12 MOS ENDED       12 MOS ENDED
                                                 Dec. 31, 2001      Dec. 31, 2000      Dec. 31, 1999
                                                ---------------    ---------------    ---------------
COMPUTATION OF EARNINGS:

PRETAX INCOME FROM CONTINUING OPERATIONS        $   (17,577,237)   $   (10,171,364)   $     7,711,789
CAPITALIZED INTEREST                                    217,288           (180,622)        (3,987,319)
                                                ---------------    ---------------    ---------------

TOTAL EARNINGS                                      (17,359,949)       (10,351,986)         3,724,470

COMPUTATION OF FIXED CHARGES:

INTEREST EXPENSE                                     68,542,792         73,151,772         59,011,239
CAPITALIZED INTEREST                                    215,704            613,614          4,312,499
AMORTIZATION OF DEBT ISSUE COST                       2,387,828            885,449            855,839
INTEREST FACTOR ON RENT EXPENSE                      38,245,508         36,162,868         29,936,114
                                                ---------------    ---------------    ---------------

TOTAL FIXED CHARGES                                 109,391,832        110,813,703         94,115,691

TOTAL EARNINGS AND FIXED CHARGES                     92,031,883        100,461,717         97,840,161
                                                ---------------    ---------------    ---------------

RATIO OF EARNINGS TO FIXED CHARGES                           --                 --               1.04
                                                ===============    ===============    ===============


For the years ended December 31, 2001 and 2000, earnings were insufficient to cover fixed charges by $17.9 million and $10.4 million, respectively.